UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 15, 2020 (June 12, 2020)

Prospect Capital Corporation
(Exact name of registrant as specified in its charter)

MARYLAND	814-00659	43-2048643
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10 East 40th Street, 42nd Floor, New York, New York 10016
(Address of principal executive offices, including zip code)

(212) 448-0702

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	PSEC	NASDAQ Global Select Market
6.25% Notes due 2024, par value $25	PBB	New York Stock Exchange
6.25% Notes due 2028, par value $25	PBY	New York Stock Exchange
6.875% Notes due 2029, par value $25	PBC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.

On June 12, 2020, Prospect Capital Corporation (the “Company”) entered into separate equity distribution agreements (collectively, the “Equity Distribution Agreements”), each dated June 12, 2020, with each of RBC Capital Markets, LLC, Barclays Capital Inc. and KeyBanc Capital Markets Inc. (each a “Sales Agent” and, collectively, the “Sales Agents”). The Equity Distribution Agreements provide that the Company may issue and sell up to 50,000,000 shares of its common stock, par value $0.001 per share (the “Shares”), from time to time through the Sales Agents, by means of ordinary brokers’ transactions on the NASDAQ Global Select Market or that otherwise qualify for delivery of a prospectus to the NASDAQ Global Select Market in accordance with Rule 153 under the Securities Act, at market prices prevailing at the time of sale, at prices related to prevailing market prices or negotiated transactions or as otherwise agreed with each Sales Agent. The Sales Agents will receive a commission from the Company of up to 2.0% of the gross sales price of any Shares sold through the Sales Agents under the Equity Distribution Agreements.

Although the Company has filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement, dated as of June 12, 2020, pursuant to which the Company may issue and sell up to 50,000,000 Shares (the “Prospectus Supplement”), the Company has no obligation to sell any Shares under the Equity Distribution Agreements, and may at any time suspend the offering of Shares under the Equity Distribution Agreements. Actual sales will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Company’s common stock and determinations by the Company of its need for and the appropriate sources of additional capital.

The Equity Distribution Agreements contain customary representations, warranties and agreements of the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions.

The foregoing description is only a summary of the material provisions of the Equity Distribution Agreements and does not purport to be complete and is qualified in its entirety by reference to the full text of each of the Equity Distribution Agreements, filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to this current report on Form 8-K and incorporated by reference herein. A copy of the opinion of Venable  LLP relating to the legality of the issuance and sale of the Common Stock pursuant to the Prospectus Supplement is attached as Exhibit 5.1 hereto.

The Shares, if any, will be issued and sold pursuant to the Prospectus Supplement and the Company’s Registration Statement on Form N-2 (File No. 333-236415) that was filed with the SEC on February 13, 2020.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 5.07.     Submission of Matters to a Vote of Security Holders.

At 3:30 p.m. (Eastern Time) on June 12, 2020, the Company held a Special Meeting of Stockholders on the Internet by virtual means (the “Special Meeting”). At the Special Meeting, the Company’s common stockholders voted on one proposal, which was approved. The proposal is described in detail in the Company’s definitive proxy statement for the Special Meeting as filed with the SEC on April 20, 2020. As of April 20, 2020, the record date, 367,817,926 shares of common stock were eligible to vote, which included 94,801,851 shares owned by affiliates. The final voting results from the Special Meeting were as follows:

Proposal 1.    To authorize the Company, with approval of its Board of Directors, to sell shares of its common stock (during the next 12 months) at a price or prices below the Company’s then current net asset value per share in one or more offerings subject to certain conditions as set forth in the accompanying proxy statement (including that the number of shares sold on any given date does not exceed 25% of its outstanding common stock immediately prior to such sale).

For	Against	Abstained	Broker Non-Votes
201,726,253	38,195,487	5,635,807	-

The vote on the above proposal, adjusted for 94,801,851 affiliated shares, was as follows:

For	Against	Abstained	Broker Non-Votes
106,924,302	38,195,487	5,635,807	-

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

5.1	Opinion of Venable LLP, as special Maryland counsel for the Company

10.1	Equity distribution agreement, dated June 12, 2020

10.2	Equity distribution agreement, dated June 12, 2020

10.3	Equity distribution agreement, dated June 12, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Prospect Capital Corporation

By:     /s/ M. Grier Eliasek
Name: M. Grier Eliasek
Title: Chief Operating Officer
Date:  June 15, 2020

Index to Exhibits

Exhibit Number	Description
5.1	Opinion of Venable LLP, as special Maryland counsel for the Company
10.1	Equity distribution agreement, dated June 12, 2020
10.2	Equity distribution agreement, dated June 12, 2020
10.3	Equity distribution agreement, dated June 12, 2020